As filed with the Securities and Exchange Commission on March 28, 2025

Registration No. 333-236230

Registration No. 333-234265

Registration No. 333-232451

Registration No. 333-225975

Registration No. 333-221195

Registration No. 333-214874

Registration No. 333-212254

Registration No. 333-208650

Registration No. 333-199164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-236230

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-234265

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-232451

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-225975

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-221195

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-214874

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-212254

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-208650

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-199164

UNDER THE SECURITIES ACT OF 1933

VISLINK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(908)-852-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carleton M. Miller

Chief Executive Officer

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(908)-852-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ira L. Kotel

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-7600

Approximate date of commencement of proposed sale to the public:

Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Vislink Technologies, Inc., a Delaware corporation (the “Company”) is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Forms S-1 (each, a “Registration Statement” and collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all of the Company’s common stock, par value $0.00001 (“Common Stock”), and any and all other securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the number of share of Common Stock and exercise prices listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

●	Registration Statement on Form S-1 (File No. 333-236230), originally filed with the SEC on February 10, 2020, and declared effective by the SEC on April 28, 2020, pertaining to the registration of 12,445,000 shares of Common Stock, pre-funded warrants to purchase 14,827,200 shares of Common Stock at an exercise price of $0.001 per share and warrants to purchase 20,454,150 shares of Common Stock at an exercise price of $0.242 per share, for resale, from time to time, by Alliance Global Partners;

●	Registration Statement on Form S-1 (File No. 333-234265), originally filed with the SEC on October 21, 2019, as amended on October 30, 2019 and November 19, 2019 and declared effective by the SEC on November 25, 2019 pertaining to the registration of 5,465,345 shares of Common Stock, pre-funded warrants to purchase 11,893,100 shares of Common Stock at an exercise price of $0.001 per share, and warrants to purchase up to 13,018,833 shares of Common Stock at an exercise price of $0.2915 per share;

●	Registration Statement on Form S-1 (File No. 333-232451), originally filed with the SEC on July 1, 2019, as amended on July 10, 2019 and July 11, 2019 and declared effective by the SEC on July 11, 2019 pertaining to the registration of 2,450,000 shares of Common Stock, pre-funded warrants to purchase 4,450,000 shares of Common Stock at an exercise price of $0.001 per share, and warrants to purchase up to 7,272,727 shares of Common Stock at an exercise price of $5.00 per share;

●	Registration Statement on Form S-1 (File No. 333-225975), originally filed with the SEC on June 29, 2018, as amended on July 17, 2018 and July 27, 2018 and declared effective by the SEC on July 27, 2018 pertaining to the registration of 3,000,000 shares of Common Stock, and warrants to purchase up to 4,000,000 shares of Common Stock at an exercise price of $1.00 per share;

●	Registration Statement on Form S-1 (File No. 333-221195), originally filed with the SEC on October 11, 2017, and declared effective by the SEC on October 17, 2017 pertaining to the registration of 1,101,181 shares of Common Stock, which includes, the shares of Common Stock underlying the Warrants;

●	Registration Statement on Form S-1 (File No. 333-214874), originally filed with the SEC on December 2, 2016, as amended on December 9, 2016, and December 20, 2016 and declared effective by the SEC on December 22, 2016 pertaining to the registration of 3,800,000 Class A Units consisting of one share of Common Stock and 1.25 warrants, each whole Warrant to purchase one share of Common Stock with an exercise price of $2.00 and 2,400 Class B Units which will consist of one share of designated Series E Convertible Preferred Stock with a stated value of $1,000 and convertible into 500 shares of Common Stock at a conversion price of $2.00, together with Warrants to purchase 625 shares of Common Stock;

●	Registration Statement on Form S-1 (File No. 333-212254), originally filed with the SEC on June 27, 2016, as amended on July 5, 2016, and July 13, 2016 and declared effective by the SEC on July 15, 2016 pertaining to the registration of 7,300,000 Units, each Unit consisting of one share of Common Stock, and 1.25 of a warrant to purchase one share of common stock at an offering price of $0.685 per Unit;

●	Registration Statement on Form S-1 (File No. 333-208650), originally filed with the SEC on December 21, 2015, as amended on February 8, 2016, and February 12, 2016 and declared effective by the SEC on February 29, 2016 pertaining to the registration of 3,556,660 Units, each Unit consisting of one share of our Series B Convertible Preferred Stock, par value $0.00001 per share, and 0.5 of a Warrant to purchase one share of our common stock at an offering price of $1.00 per Unit; and

●	Registration Statement on Form S-1 (File No. 333-199164), originally filed with the SEC on October 3, 2014, as amended on October 14, 2014 and declared effective by the SEC on October 20, 2014 pertaining to the registration of 4,957,906 shares of common stock;

The Company has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with the undertaking contained in each Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is removing from registration by means of this Post-Effective Amendment all securities registered under the Registration Statements which remain unsold as of the date of these Post-Effective Amendments, and is terminating the effectiveness of the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Common Stock and other securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Olive, New Jersey, on March 28, 2025. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Act.

Vislink Technologies, Inc.

By:	/s/ Michael C. Bond
Michael C. Bond
Chief Financial Officer (Principal Financial and Accounting Officer)